Exhibit 99.1

Contact:  Tripp Sullivan

SCR Partners

(615) 760-1104

IR@contactAAC.com

AAC Holdings, Inc. Reports Third Quarter 2014 Results

BRENTWOOD, Tenn. – (November 5, 2014) AAC Holdings, Inc. (NYSE: AAC), the parent holding company of American Addiction Centers, Inc., announced its results for the third quarter ended September 30, 2014. All comparisons included in this release are for the third quarter of 2014 to the third quarter of 2013 unless otherwise noted.

Third Quarter 2014 and Recent Highlights:

•	Revenues increased 29% to $36.6 million
•	Net income available to stockholders per diluted share increased 75% to $0.14
•	Adjusted EBITDA increased 119% to $6.7 million
•	Client admissions increased 36% to 1,275
•	Average daily census increased 30% to 413
•	Average net daily revenue increased 5% to $906
•	Closing of the Company’s initial public offering on October 7, 2014 resulted in $55.1 million of cash at September 30, 2014, on a pro forma basis

Revenues in the third quarter of 2014 increased to $36.6 million compared with $28.4 million in the third quarter of 2013 and $29.1 million in the second quarter of 2014. Net income available to stockholders increased to $2.2 million, or $0.14 per diluted share, compared with $1.1 million, or $0.08 per diluted share, in the third quarter of 2013 and $0.5 million, or $0.03 per diluted share, in the second quarter of 2014. Adjusted EBITDA increased to $6.7 million compared with $3.1 million in the third quarter of 2013 and $4.2 million in the second quarter of 2014. Adjusted EBITDA and pro forma financial information are non-GAAP financial measures. Tables reconciling net income to Adjusted EBITDA and historical balances to pro forma balances are included in this release.

Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, noted, “This strong performance in our first quarter as a public company is a direct result of a commitment throughout the company to clinical excellence and a passion for treating clients and their families dealing with addiction, as well as continued execution of our de novo growth strategy. We will work hard to match this pace as we leverage our national sales and marketing platform to drive utilization in our existing residential facilities, new bed capacity and new outpatient centers coming online.”

Nine Months Ended September 30, 2014

Revenues for the nine months ended September 30, 2014 increased to $95.8 million compared with $87.7 million for the nine months ended September 30, 2013. Net income available to stockholders was $3.7 million, or $0.25 per diluted share, compared with $3.7 million, or $0.27 per diluted share, for the nine months ended September 30, 2013. Adjusted EBITDA increased to $14.5 million compared with $12.6 million for the nine months ended September 30, 2013. Included in the nine months ended September 30, 2013 is $2.5 million related to a litigation settlement and $0.8 million of restructuring expenses primarily related to centralizing the Company’s call centers.

De Novo Activity and Pipeline

During the third quarter of 2014, the Company completed a 60-bed, $6.2 million expansion at the Greenhouse facility in Dallas, Texas that increased the facility’s capacity to 130 beds and a 6-bed adolescent expansion at the Academy facility in West Palm Beach, Florida that increased total Company capacity to 493 beds.  Subsequent to quarter end, the Company completed construction of its new $2.6 million outpatient center in Las Vegas. Once the new outpatient center receives state licensing in the fourth quarter, it will begin serving the community and providing much needed step-down capacity for the Company’s Desert Hope residential facility.

The Company remains on track for the opening of its new $2.4 million Arlington, Texas outpatient center in the first half of 2015 to serve the greater Dallas area and the opening of its 164-bed, $18.1 million Tampa, Florida residential facility in the second half of 2015.

Balance Sheet and Cash Flows from Operations (Pro Forma as Adjusted for IPO Transactions)

As of September 30, 2014, AAC Holdings’ balance sheet, on a pro forma basis, reflected cash and cash equivalents of $55.1 million and total debt and mezzanine equity (excluding noncontrolling interests) of $37.9 million. Capital expenditures in the third quarter totaled $12.1 million. Cash flows provided (used) by operations totaled $5.8 million for the third quarter compared with $1.4 million in the prior-year period and $(0.8) million in the second quarter of 2014. Days sales outstanding (DSO) was 69 for the third quarter of 2014 compared with 77 for the third quarter of 2013 and 83 for the second quarter of 2014.

Earnings Conference Call

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, November 6, 2014, at 10:00 a.m. ET to discuss quarterly financial results and business highlights. The number to call for this interactive teleconference is (412) 317-6016. A replay of the conference call will be available through November 13, 2014, by dialing (412) 317-0088 and entering the replay access code, 10055325.

The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.americanaddictioncenters.com. The online replay will be available in the Investor Relations section of the Company’s website one hour after the call and archived for approximately one year following the call.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate six substance abuse treatment facilities located throughout the United States, focused on delivering effective clinical care and treatment solutions.

Forward Looking Statements

This release contains forward looking statements within the meaning of the federal securities laws.  These forward looking statements are made only as of the date of this release.  In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words.  Forward-looking statements may include information concerning AAC Holdings’ possible or assumed future results of operations, including descriptions of AAC Holdings’ revenues, profitability, outlook and overall business strategy.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward looking statements.  These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; and (v) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s registration statement on Form S-1, as amended, and other filings with the Securities and Exchange

Commission.  As a result of these factors, we cannot assure you that the forward looking statements in this release will prove to be accurate.  Investors should not place undue reliance upon forward looking statements.

AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2014

Unaudited

(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Revenues	$28,350	$29,120	$36,599	$87,681	$95,802
Operating expenses
Salaries, wages and benefits	11,116	12,580	15,625	32,975	39,749
Advertising and marketing	3,179	3,789	3,910	9,768	10,989
Professional fees	2,580	2,398	1,722	7,277	6,617
Client related services	1,672	2,754	2,789	5,239	8,000
Other operating expenses	2,827	2,828	4,064	8,644	9,615
Rentals and leases	1,101	470	536	4,149	1,476
Provision for doubtful accounts	3,012	2,115	2,180	7,833	8,468
Litigation settlement	—	240	118	2,500	358
Restructuring	255	—	—	806	—
Depreciation and amortization	729	1,151	1,209	2,128	3,437
Total operating expenses	26,471	28,325	32,153	81,319	88,709
Income from operations	1,879	795	4,446	6,362	7,093
Interest expense	375	351	845	1,159	1,550
Other expense (income), net	122	(27)	65	95	80
Income before income tax expense	1,382	471	3,536	5,108	5,463
Income tax (benefit) expense	(97)	244	1,511	1,648	2,370
Net income	1,479	227	2,025	3,460	3,093
Less: net (income) loss attributable to noncontrolling interest	(386)	490	433	(729)	1,101
Net income attributable to AAC Holdings, Inc. stockholders	1,093	717	2,458	2,731	4,194
Deemed contribution-redemption of Series B Preferred Stock	—	—	—	1,000	—
BHR Series A Preferred Unit dividend	—	(203)	(245)	—	(448)
Net income available to AAC Holdings, Inc. common stockholders	$1,093	514	$2,213	$3,731	$3,746

Basic earnings per common share	$0.08	$0.03	$0.14	$0.27	$0.25
Diluted earnings per common share	$0.08	$0.03	$0.14	$0.27	$0.25
Weighted-average shares outstanding:
Basic	14,090,697	15,456,472	15,598,396	13,781,709	15,161,266
Diluted	14,189,665	15,485,655	15,614,380	13,880,677	15,245,758

AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

		September 30,
	December 31,	2014
	2013	(Unaudited)
Assets
Current assets
Cash and cash equivalents (variable interest entity— 2013: $441; 2014: $179)	$2,012	$4,833
Accounts receivable, net of allowances – (variable interest entity—2013: $169; 2014: $540)	24,567	27,435
Deferred tax assets	676	1,259
Prepaid expenses and other current assets (variable interest entity—2013: $173; 2014: $6)	2,274	5,448
Total current assets	29,529	38,975
Property and equipment, net (variable interest entity—2013: $29,257; 2014: $0)	37,008	46,721
Goodwill	10,863	12,702
Intangible assets, net	3,496	3,072
Note receivable – related party	250	—
Other assets (variable interest entity—2013: $142; 2014: $0)	492	671
Total assets	$81,638	$102,141

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities
Accounts payable	$1,895	$2,448
Accrued liabilities (variable interest entity— 2013: $172; 2014: $80)	10,455	15,143
Current portion of long-term debt (variable interest entity—2013: $12,932; 2014: $0)	15,164	17,542
Current portion of long-term debt – related party	795	3,603
Total current liabilities	28,309	38,736
Deferred tax liabilities (variable interest entity—2013: $23; 2014: $0)	2,329	1,236
Long-term debt, net of current portion (variable interest entity—2013: $8,616; 2014: $0)	23,341	25,112
Long-term debt—related party, net of current portion	3,775	185
Other long-term liabilities	159	324
Total liabilities	57,913	65,593

Commitments and contingencies
Mezzanine equity including noncontrolling interest	11,842	7,868

Stockholders’ equity of AAC Holdings, Inc.	8,183	29,024
Noncontrolling interest	3,700	(344)
Total stockholders’ equity including noncontrolling interest	11,883	28,680
Total liabilities, mezzanine equity and stockholders’ equity	$81,638	$102,141

AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(Dollars in thousands)

	Nine Months Ended September 30,
	2013	2014
Cash flows from operating activities:
Net income	$3,460	$3,093
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	7,833	8,468
Depreciation and amortization	2,128	3,437
Equity compensation	542	1,515
Amortization of discount on notes payable	123	25
Accretion of BHR Series A Preferred Units	—	33
Deferred income taxes	(854)	(1,662)
Changes in operating assets and liabilities (excluding acquisitions):
Accounts receivable	(10,986)	(10,884)
Prepaid expenses and other assets	(1,784)	(3,174)
Accounts payable	668	553
Accrued liabilities	248	4,227
Other long term liabilities	—	165
Net cash provided by operating activities	1,378	5,796
Cash flows from investing activities:
Purchase of property and equipment	(10,672)	(12,021)
Purchase of intangible assets	(221)	—
Issuance of notes and other receivables — related parties	—	(488)
Collection of notes and other receivables — related parties	—	738
Acquisition of subsidiaries, net of cash acquired of $149	—	(3,351)
Purchase of other assets	—	(179)
Net cash used in investing activities	(10,893)	(15,301)
Cash flows from financing activities:
Proceeds from revolving line of credit, net	5,250	500
Proceeds from long-term debt	7,050	4,053
Proceeds from long-term debt—related party	50	—
Payments on long-term debt and capital leases	(413)	(2,798)
Repayment of long-term debt—related party	(1,339)	(786)
Repurchase of common stock	(5,067)	(116)
Proceeds from sale of common stock	7,431	6,089
Proceeds from sale of BHR Series A Preferred Units	—	8,203
Redemption of BHR Series A Preferred Units	—	(1,825)
Dividends paid	—	(79)
Distributions to noncontrolling interest	(3,400)	(915)
Net cash provided by financing activities	9,562	12,326
Net increase in cash and cash equivalents	47	2,821
Cash and cash equivalents, beginning of period	740	2,012
Cash and cash equivalents, end of period	$787	$4,833

AAC Holdings, Inc.

Operating Metrics

Unaudited

	Three Months Ended
	September 30, 2013	June 30, 2014	September 30, 2014
Operating Metrics:
Average daily census[1]	318	379	413
Average daily revenue[2]	$969	$844	$963
Average net daily revenue[3]	$866	$783	$906
New admissions[4]	935	1,112	1,275
Bed count at end of period[5]	431	427	493
Days sales outstanding (DSO)[6]	77	83	69

[1]	Includes client census at all of our owned or leased inpatient facilities, including FitRx.
[2]	Average daily revenue is calculated as total revenues during the period divided by the product of the number of days in the period multiplied by average daily census.
[3]

Average net daily revenue is calculated as total revenues less provision for doubtful accounts during the period divided by the product of the number of days in the period multiplied by average daily census.

[4]	Includes total client admissions for the period presented.
[5]

Bed count at end of period includes all beds at owned and leased inpatient facilities, including FitRx. In the first quarter of 2014, we added two beds at the FitRx facility to accommodate increased client census and eliminated six beds at The Academy facility as a result of an expired  housing lease. In addition, the Greenhouse expansion, completed in July 2014, added 60 beds, all of which are licensed for detoxification and we added six adolescent beds at The Academy at the end of September 2014.

[6]

Revenues per day is calculated by dividing the revenues for the quarter by the number of days in the quarter. Days sales outstanding is then calculated as accounts receivable, net of allowance for doubtful accounts, at the end of the quarter divided by revenues per day.

AAC Holdings, Inc.

Supplemental Non-GAAP Disclosures

Unaudited

(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Net Income	$1,479	$227	$2,025	$3,460	$3,093
Non-GAAP Adjustments:
Interest expense	375	351	845	1,159	1,550
Depreciation and amortization	729	1,151	1,209	2,128	3,437
Income tax (benefit) expense	(97)	244	1,511	1,648	2,370
Stock-based compensation and related tax reimbursements	318	1,071	911	923	2,688
Litigation settlement	—	240	118	2,500	358
Restructuring	255	—	—	806	—
Acquisition related and de novo start-up expenses	—	956	82	15	1,037
Adjusted EBITDA[1]	$3,059	$4,240	$6,701	$12,639	$14,533

[1]

Adjusted EBITDA is a “non-GAAP financial measure” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission or SEC. Management  defines Adjusted EBITDA as net income adjusted for interest expense, depreciation and amortization expense, income tax expense, stock-based compensation and related tax reimbursements, litigation settlement and restructuring charges and acquisition related de novo startup expenses, which includes professional services for accounting, legal and valuation services related to the acquisitions and legal and licensing expenses related to de novo projects. Adjusted EBITDA is considered a supplemental measure of the Company's performance and is not required by, or presented in accordance with, generally accepted accounting principles in the United States or GAAP. Adjusted EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP. Management has included information concerning Adjusted EBITDA  because they believe that such information is used by certain investors as a measure of a company’s historical performance. Management believes this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA and Adjusted EBITDA when reporting their results. Certain adjusted EBITDA calculations are used in the Company's credit facility, although the adjustments used to calculate adjusted EBITDA, as used in the credit facility, may vary in certain respects from those presented above.  Because Adjusted EBITDA is not determined in accordance with GAAP, it is subject to varying calculations and may not be comparable to the Adjusted EBITDA (or similarly titled measures) of other companies. Management's presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

AAC Holdings, Inc.

Pro Forma Financial Information

Unaudited

(Dollars in thousands)

	September 30, 2014	Pro Forma Adjustments[1]	September 30, 2014 as Adjusted
Cash and cash equivalents	$4,833	$50,281	$55,114

Debt and mezzanine equity (excluding noncontrolling interest):
Total debt	$46,442	$(16,393)	$30,049
Mezzanine equity (excluding noncontrolling interest)	7,815	—	7,815
Total debt and mezzanine equity (excluding noncontrolling interest)	$54,257	$(16,393)	$37,864

[1]

The Company’s initial public offering closed on October 7, 2014 and therefore the receipt of net proceeds of $68.6 million (including the net proceeds received from the exercise in full of the underwriters' over-allotment option) and the use of a portion of those proceeds to repay certain outstanding indebtedness and to pay amounts owed in connection with the settlement of certain litigation are not reflected in the September 30, 2014 condensed consolidated balance sheet.  The pro forma financial information presented above gives effect to the  receipt of the net proceeds from the Company's initial public offering and the use of a portion of those proceeds to repay certain  indebtedness and amounts owed in connection with the settlement of certain litigation as if the offering occurred on September 30, 2014.